UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 17, 2013

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Compensatory Arrangements of Certain Officers.

On October 18, 2013, Gleacher & Company, Inc. (the “Company”) entered into key employee retention agreements (each a “Retention Agreement”) with each of Ms. Patricia Arciero-Craig, General Counsel and Secretary, and Mr. Bryan Edmiston, Controller.  These Retention Agreements supersede all prior agreements relating to matters covered in the Retention Agreements, including Ms. Arciero-Craig’s and Mr. Edmiston’s participation agreements under the Gleacher & Company Senior Management Compensation and Retention Plan, effective August 17, 2012.  Pursuant to those participation agreements, termination of employment under certain circumstances in connection with the occurrence of a Change in Control, as defined, could potentially have triggered payments to these executives of as much as approximately $3,000,000.

The Retention Agreements cover the period beginning on January 1, 2013 and ending on November 30, 2014 (the “Retention Period”). The Retention Agreements provide that each of Ms. Arciero-Craig and Mr. Edmiston will be employed by the Company “at will” and will continue to hold their respective positions and titles, or such additional senior executive positions and titles as the Board may appoint, for as long as they are employed by the Company, and perform duties commensurate with their current duties in the context of the Company’s strategic direction at the relevant time.

Pursuant to her Retention Agreement, Ms. Arciero-Craig will be paid (i) a base salary at a rate of $250,000 per year, (ii) a sign-on bonus of $275,000 in connection with the execution of her Retention Agreement and in lieu of any discretionary bonus for 2013, (iii) “Fixed Bonuses” of $325,000, $325,000, $162,500 and $162,500 payable on November 30, 2013, May 31, 2014, August 31, 2014 and November 30, 2014, respectively (subject to her continued employment at such dates) and (iv) a “Final Bonus” of $1,000,000 (subject to her continued employment as of the last day of the Retention Agreement).

Pursuant to his Retention Agreement, Mr. Edmiston will be paid (i) a base salary at a rate of $200,000 per year through May 31, 2013 and a rate of $250,000 per year beginning June 1, 2013, (ii) a sign-on bonus of $200,000 in connection with the execution of his Retention Agreement and in lieu of any discretionary bonus for 2013, (iii) Fixed Bonuses of $150,000, $150,000, $75,000 and $75,000 payable on November 30, 2013, May 31, 2014, August 31, 2014 and November 30, 2014, respectively (subject to his continued employment at such dates) and (iv) a Final Bonus of $650,000 (subject to his continued employment as of the last day of the Retention Agreement).

In general, the Final Bonuses described above must be paid within 30 days of the last day of the Retention Period, but the payment schedule is subject to the further provisions described below.  Under the Retention Agreements, Ms. Arciero-Craig and Mr. Edmiston are also entitled to receive discretionary bonuses (as determined by the Company’s Board of Directors), reimbursement of reasonably incurred business expenses and, in Ms. Arciero-Craig’s case, certain expenses relating to the Retention Agreement, and participation in other employee benefit programs available to employees of the Company.

The Retention Agreements provide that if either of Ms. Arciero-Craig or Mr. Edmiston experiences a “Qualifying Termination,” or if a “Material Corporate Event” occurs with respect to the Company, he or she will be entitled to the benefits described below.  A Qualifying Termination, in general, is deemed to have occurred if the employment with the Company of Ms. Arciero-Craig or Mr. Edmiston (as the case may be) is terminated (i) involuntarily by the Company without “Cause” or as a result of “Disability” or death or (ii) by Ms. Arciero-Craig or Mr. Edmiston, as the case may be, for “Good Reason.” A Material Corporate Event will generally be deemed to have occurred upon certain merger or acquisition scenarios (both of the Company and by the Company) and certain other change of control events as set forth in the Retention Agreements.

In the event of a Qualifying Termination before a Material Corporate Event, Ms. Arciero-Craig or Mr. Edmiston, as the case may be, will be paid his or her unpaid portion of base salary that would have been payable through the end of the Retention Period. In addition, in the event of a Qualifying Termination or a Material Corporate Event, Ms. Arciero-Craig or Mr. Edmiston, as the case may be, will be paid any Fixed Bonus that has not previously been paid. Upon a Qualifying Termination prior to the last day of the Retention Period, the Company will pay to Ms. Arciero-Craig or Mr. Edmiston, as the case may be, his or her Final Bonus in full. If a Material Corporate Event occurs before the last day of the Retention Period, the Company will pay to Ms. Arciero-Craig or Mr. Edmiston, as the case may be, 50% of his or her Final Bonus within 60 days of the Material Corporate Event and 50% of his or her Final Bonus upon the earlier of a Qualifying Termination or the end of the Retention Period. Each of the payments described above in this paragraph is subject to Ms. Arciero-Craig or Mr. Edmiston, as the case may be, releasing the Company from all claims relating to facts or omissions occurring on or prior to the date the release is signed.  In addition, upon a Qualifying Termination, Material Corporate Event or failure to mutually agree to continued employment at the end of the Retention Period, Ms. Arciero-Craig or Mr. Edmiston, as the case may be, will receive certain payments for continuing health insurance for up to 18 months, and all of his or her equity awards will immediately vest.

Ms. Arciero-Craig and Mr. Edmiston are entitled under the Retention Agreements to certain indemnification and liability insurance rights.

The foregoing description of the Retention Agreements between the Company and Ms. Arciero-Craig and Mr. Edmiston are qualified in their entirety by reference to the Retention Agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.  In particular, you are directed to the meanings of the defined terms used in the descriptions above.

Item 8.01.                                        Other Events.

On October 17, 2013, Gleacher & Company Securities, Inc. (“Gleacher Securities”) and Mr. Joseph Mannello, a former employee, entered into a settlement and release agreement (the “Settlement”) relating to compensation and other claims made by Mr. Mannello in connection with his previous employment by Gleacher Securities and its subsequent termination. Under the terms of the Settlement, Gleacher Securities will pay to Mr. Mannello $2.93 million and reimburse him for legal costs in the amount of $570,000. In exchange, Mr. Mannello has released the Company, Gleacher Securities and related entities (collectively, the “Gleacher Entities”) from all claims that he had, has or may have and confirmed that he has forfeited any equity in the Gleacher Entities that was unvested as of the date of his termination. In connection with the Settlement, the Company recorded a charge of approximately $3.2 million during the three months ended September 30, 2013.

Item 9.01.              Financial Statements and Exhibits.

(d)          Exhibits.

10.1 - Key Employee Retention Agreement between the Company and Patricia Arciero-Craig, dated October 18, 2013.

10.2 - Key Employee Retention Agreement between the Company and Bryan Edmiston, dated October 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

	By:	/s/ Christopher J. Kearns
	Name:	Christopher J. Kearns
	Title:	Chief Restructuring Officer and Chief Executive Officer

Dated: October 22, 2013